Exhibit 99.1
Latch Makes Significant Progress Towards Becoming Current with SEC Filing Obligations, Files 2023 SEC Reports, and Provides Cash Position Update
The Company continues to work diligently to file its 2024 SEC reports

March 27, 2025 – St. Louis – Latch, Inc. (“Latch” or the “Company”), soon to be DOOR, today announced that on March 26, 2025, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The Company also concurrently filed its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023 (the “2023 Quarterly Reports” and, collectively with the 2023 Annual Report, the “2023 Reports”).

The filing of the 2023 Reports, less than four months after the Company completed its previously-announced restatement with the filing of its Annual Report on Form 10-K for the year ended December 31, 2022, marks another major milestone for the Company as it continues on its path to becoming current with its SEC filing obligations and obtaining quotation of its securities on the OTC Markets. The Company is working diligently to complete its outstanding SEC filings for the year ended December 31, 2024.

2023 Financial and Business Highlights

●Software revenue of $17.8 million, a $4.8 million (37%) year-over-year increase
●Total revenue of $45.0 million, a $2.0 million (5%) year-over-year increase, while reducing operating expenses by $38.7 million, a 24% improvement
●Net loss of $(107.5) million, a $54.8 million (34%) year-over-year improvement
●Adjusted EBITDA (non-GAAP) of $(68.5) million, a $50.0 million (42%) year-over-year improvement

“When I joined the Company in the middle of 2023 as SVP of Finance, we were experiencing significant headwinds and disruption in the business, primarily due to the ongoing restatement process, a large-scale re-organization effort that was necessary to right-size the business, and general market conditions,” said David Lillis, who was appointed as Chief Executive Officer on February 6, 2025. “Despite the disruption caused by those activities, we increased total revenue year-over-year while simultaneously reducing our operating expenses by 24% over the same period. We did so in the face of many complex challenges, including a complete replacement of our sales team in the third quarter of 2023. I’m proud of the resilience of our team amidst such adversity. Our focus on balancing growth and operational discipline continued into 2024 and 2025, and I am excited about what the future holds for Latch. With the restatement now behind us, our priorities are getting current with our SEC reporting obligations, maintaining operational excellence, and continuing to innovate and deliver solutions that will benefit our customers.”

Key Business Metrics

(in thousands)

	Year ended December 31,
	2023	2022	YoY Change (%)

GAAP(1) Measures
Software revenue	$ 17,775	$ 13,024	37%
Total revenue	$ 44,961	$ 42,955	5%
Net loss	$ (107,540)	$ (162,336)	(34)%
Non-GAAP Measure
Adjusted EBITDA	$ (68,459)	$ (118,573)	(42)%
(1)Generally accepted accounting principles in the United States of America

Additional details about the Company’s 2023 performance are presented in the 2023 Reports.

Cash Position Update

As of December 31, 2024, the Company’s total cash and cash equivalents and current and non-current available-for-sale securities was approximately $75 million.1,2 The Company estimates that it also had approximately $28 million in total inventory as of such date, net of excess and obsolete inventory reserves, including estimated excess reserves of approximately $8 million.2

Total cash and cash equivalents and current and non-current available-for-sale securities decreased by approximately $104 million during the year ended December 31, 2024.2 The decrease was primarily due to approximately $67 million of expenditures related to non-ordinary course activities and events, including (i) the approximately $24 million repayment of principal and accrued interest relating to the promissory notes issued as partial consideration for the Company’s 2023 acquisition of Honest Day’s Work, Inc., (ii) the withdrawal of $19 million in cash from the Company’s investment account as payment for a purchase of securities executed in late December 2023 that was not settled until January 2024, and (iii) approximately $24 million in costs related to (a) legal expenses related to ongoing stockholder litigation and the pending SEC investigation, (b) professional service fees related to restatement of our financial
1Latch also has current and non-current liabilities including, but not limited to, a $6.0 million term loan entered into following the Company’s acquisition of HelloTech, Inc. that matures on July 15, 2029, deferred revenue accrued liabilities, accounts payable, and litigation reserves. The total amount of these liabilities cannot be determined until the Company becomes current with its SEC filing obligations.
2Amounts are preliminary estimates and unaudited. You should not make an investment decision solely based on the financial information contained in this press release because you do not have a complete view of the Company's current financial position. The Company intends to provide its comprehensive financial position in connection with becoming current with its SEC filing obligations, and you should review such information when available. The Company assumes no obligation to update or revise these amounts, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

statements and preparation of our 2023 Reports, and (c) restructuring and acquisition related costs. While we anticipate continued elevated cash outflows in 2025 associated with the ongoing stockholder litigation, the pending SEC investigation, and becoming current with our SEC filing obligations, we expect cash outflows related to operating and other non-ordinary activities to be meaningfully lower in 2025 than they were in 2024. The Company is focused on generating positive cash flow through its operations during 2026 (excluding non-ordinary course activities and events).

The amounts discussed above are preliminary, unaudited estimates and should not be relied upon for investment decision purposes or as an indicator of the Company’s 2024 or 2025 performance. Actual financial and operating results will be disclosed in the Company’s 2024 and 2025 SEC reports.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit www.latch.com.
Key Business Metrics
Latch reviews key business metrics to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that will impact the future operating results of the Company. For definitions of our key business metrics, see the 2023 Annual Report. Increases or decreases in the Company’s key business metrics may not correspond with increases or decreases in its revenue.
The limitations these key business metrics have as an analytical tool include: (1) they are not necessarily indicative of the Company’s future financial results and (2) other companies, including companies in Latch’s industry, may calculate key business metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, provision for income taxes, restructuring, non-ordinary course legal fees and settlement reserves, loss on extinguishment of debt, gain or loss on change in fair value of derivative instruments, warrant liabilities and trading securities, and transaction-related expenses. The most directly comparable

GAAP measure is net loss. We believe excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.
In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Year ended December 31,
	2023	2022

Net Loss	$(107,540)	$(162,336)
Depreciation and amortization	7,201	5,504
Interest (income) expense, net(1)	(2,309)	2,961
Provision for income taxes	30	89
Change in fair value of warrant liability	(230)	(9,558)
Change in fair value of trading securities	-	3,460
Restructuring costs(2)	5,812	8,573
Transaction-related costs(3)	1	468
Non-ordinary course legal fees and settlement reserves(4)	10,405	2,010
Stock-based compensation	18,171	30,256
Adjusted EBITDA	$ (68,459)	$ (118,573)
(1)As a result of significant discounts provided to our customers on certain long-term software contracts paid in advance, the Company has determined that there is a significant financing component related to the time value of money and has therefore broken out the interest component and recorded it as a component of interest expense, net on the Consolidated Statements of Operations and Comprehensive Loss. Interest (income) expense, net includes interest expense associated with the significant financing component of $4.6 million and $5.1 million for the years ended December 31, 2023 and 2022, respectively.
(2)Reflects restructuring costs primarily associated with the reductions in force conducted in 2023 and 2022.
(3)Transaction costs related to the Company’s 2021 business combination.
(4)Non-ordinary course legal fees and settlement reserves incurred in connection with non-ordinary course litigation and disputes. For the year ended December 31, 2023, the amount includes (i) the Company’s $14.875 million share of the settlement amount related to a 2023 class action lawsuit filed in the Delaware Chancery Court offset by (ii) the $10.0 million contribution insurers provided to such settlement. While the Company is involved in various litigation and legal disputes in the ordinary course of its business, the Company believes the non-ordinary course legal fees and settlement reserves included in our calculation of Adjusted EBITDA do not represent normal and recurring operating expenses. These costs are included within general and administrative within the Consolidated Statements of Operations and Comprehensive Loss.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the timing of the Company’s filings with the SEC, the trading or quotation of the Company’s securities on any particular market or exchange, the Company’s cash expenditures, cash flows, and other financial or operational results, and the Company’s business plans. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including: the Company's ability to implement its business plans and achieve revenue forecasts; unexpected delays, difficulties, or expenditures; and other factors outside of the Company’s control. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the 2023 Annual Report and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

Media Contact
press@latch.com

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